UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in is charter)

Colorado (State or other jurisdiction of incorporation)	0-14749 (Commission File Number)	84-0910696 (IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Item 4. Change in Registrant’s Certifying Accountant.

     On February 12, 2004, Rocky Mountain Chocolate Factory, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent accountant and engaged Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s new independent accountant.

     Grant Thornton’s report on the financial statements of the Company for either of the past two years contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.

     The dismissal of Grant Thornton and the engagement of “EKS&H” was recommended and approved by the Company’s Audit Committee.

     During the two most recent fiscal years and any subsequent interim period of Grant Thornton as independent accountant for the Company there were no disagreements with Grant Thornton, resolved or unresolved, concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has not, during its two most recent fiscal years, and any subsequent interim period prior to engaging EKS&H, consulted with EKS&H regarding:

     (i) The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided by EKS&H which was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

     (ii) Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation SK promulgated under the Securities Exchange Act of 1934, as amended, or an event otherwise required to be reported pursuant to Item 304(a)(1)(iv).

     The Company has provided Grant Thornton with a copy of the disclosures contained herein, and Grant Thornton has issued a letter, addressed to the Securities and Exchange Commission, stating whether Grant Thornton agrees with the statements contained in this Form 8-K. A copy of Grant Thornton’s letter is attached as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Item	Exhibit
16.1	Letter from Grant Thornton LLP

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
Date: February 13, 2004	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating
Officer, Chief Financial Officer, Treasurer and Director

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INDEX TO EXHIBITS

Item
Number	Exhibit
16.1	Letter from Grant Thornton LLP